Exhibit 10(b)(1)

ANNEX I TO GUARANTY

Reference is hereby made to the Subsidiary Guaranty (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of January 5, 2010, made by NewStar Financial California, LLC, a Delaware limited liability company; NewStar Asset Management LLC, a Delaware limited liability company; and NewStar Loan Funding, LLC, a Delaware limited liability company (each an “Initial Guarantor”, and together with any additional Subsidiaries which become parties to this Guaranty by executing a Supplement hereto in the form attached hereto as Annex I, the “Guarantors”), in favor of Fortress Credit Corp., as the Administrative Agent for the benefit of itself and the other Holders (in each case, under and as defined in the Note Agreement). Each capitalized term used herein and not defined herein shall have the meaning given to it in the Guaranty.

By its execution below, the undersigned, Alameda NS Four Holding, LLC, a Delaware limited liability company, agrees to become, and does hereby become, a Subsidiary Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 1 of the Guaranty are true and correct in all respects as of the date hereof.

IN WITNESS WHEREOF, Alameda NS Four Holding, LLC, has executed and delivered this Annex I counterpart to the Guaranty as of this 31st day of March, 2010.

ALAMEDA NS FOUR HOLDING, LLC

By:	/s/ JOHN J. FRISHKOPF
Name: John J. Frishkopf
Title: Manager